SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

AMENDMENT NO. 1 TO
FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 17, 2007

BERMAN CENTER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19562	58-1865733
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 East Ontario, Suite 800, Chicago Illinois	60611
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(312) 255-8088

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K amends and restates in its entirety the Current Report on Form 8-K filed on January 23, 2007 with the Securities and Exchange Commission.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On January 17, 2007, Berman Center, Inc. (the “Company”) dismissed Singer Lewak Greenbaum & Goldstein LLP (“SLGG”) as its independent registered public accounting firm. The Company engaged SLGG to audit its financial statements for the years ended December 31, 2005 and 2004 and the period from January 16, 2003 (inception) to December 31, 2005 (collectively, the “Audited Financial Statements”). The decision to change accountants was approved and ratified by the Company’s Board of Directors. The report of SLGG on the Audited Financial Statements did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph relative to the Company’s ability to continue as a going concern.

During the period beginning from the time the Company engaged SLGG as its auditors on June 30, 2005 through the year ended December 31, 2005 and subsequent interim periods preceding the dismissal, including the interim period through January 17, 2007, there have been no disagreements with SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, which disagreements if not resolved to the satisfaction of SLGG would have caused SLGG to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such periods.

The Company provided SLGG with a copy of the disclosures to be included in Item 4.01 of this Current Report on Form 8-K and requested that SLGG furnish the Company with a letter addressed to the Commission stating whether or not SLGG agrees with the foregoing statements. A copy of the letter from SLGG to the Commission, dated January 30, 2007, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

The Company engaged AJ. Robbins, PC, as the Company’s independent registered public accounting firm as of January 17, 2007.

Item 9.01.                  Exhibits.

(c)              Exhibits

Exhibit Number	Description
16.1	Letter from Singer Lewak Greenbaum & Goldstein LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2007	BERMAN CENTER, INC.

	By:	/s/ Samuel P. Chapman
	Name	Samuel P. Chapman
	Title:	Chief Executive Officer